SCHWAB MONEY MARKET PORTFOLIO
Proxy Voting Results



A special meeting of the shareholders of the Schwab Annuity Portfolios was held on June 1, 2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained, and the results of the votes of shareholders on proposals before them are listed below:


Proposal 1

Election of Trustees.

     		               	Number of               Number of
		                    	Shares Voted For        Shares Withheld

Charles R. Schwab     	125,968,273	           	1,733,505
Mariann Byerwalter    	125,568,665	           	2,133,113
Jeremiah H. Chafkin   	125,620,059	           	2,081,719
Donald F. Dorward	     123,479,638            	4,222,140
William A. Hasler     	123,430,400            	4,271,378
Robert G. Holmes      	123,479,638	           	4,222,140
Steven L. Scheid      	125,916,879	           	1,784,899
Gerald B. Smith		      123,481,793	           	4,219,985
Donald R. Stephens    	125,619,640		           2,082,138
Michael W. Wilsey     	125,568,246            	2,133,532



Proposal 2A1

To approve changes to restrictions regarding borrowing.


								                                	# of Shares Voted
For								                             	105,384,434
Against									                           5,057,125
Abstain (includes broker non-votes)					  10,096,974


Proposal 2A2

To approve changes to restrictions regarding lending.

								                                	# of Shares Voted
For								                             	103,249,538
Against									                           7,203,317
Abstain (includes broker non-votes)			 		 10,096,974




Proxy Voting Results (Continued)


Proposal 2A3

To approve changes to restrictions regarding the issuance of senior securities and pledging, mortgaging or hypothecating fund assets.



 								                              	# of Shares Voted
For								                            	103,294,721
Against								                        	  6,130,221
Abstain (includes broker non-votes)					 11,113,592


Proposal 2B

To approve changes to restrictions regarding diversification.



                               									# of Shares Voted
For							                            		104,751,872
Against									                          6,017,264
Abstain (includes broker non-votes)					  9,780,694


Proposal 2C

To approve changes to restrictions regarding investments in "unseasoned issuers".



                               									# of Shares Voted
For								                            	102,187,738
Against									                          7,564,781
Abstain (includes broker non-votes)					 10,786,015


Proposal 2D

To approve changes to restrictions regarding investments in restricted or illiquid securities.



								                               	# of Shares Voted
For								                            	101,950,528
Against									                          7,485,710
Abstain (includes broker non-votes)					 11,113,592







Proxy Voting Results (Continued)


Proposal 2E

To approve changes to restrictions regarding investments in securities of other investment companies.



							                               		# of Shares Voted
For								                            	103,136,581
Against									                          6,299,657
Abstain (includes broker non-votes)					 11,113,592


Proposal 2F

To approve changes to restrictions regarding the beneficial ownership of securities by fund officers and trustees.



                              									# of Shares Voted
For							                           		106,129,953
Against									                         3,622,566
Abstain (includes broker non-votes)				 10,786,015


Proposal 2G

To approve changes to restrictions regarding industry concentration.

							                             		# of Shares Voted
For								                          	103,644,889
Against									                        6,118,925
Abstain (includes broker non-votes)			 10,786,015


Proposal 2H

To approve changes to restrictions regarding investments in commodities, futures contracts and real estate.



	                              								# of Shares Voted
For								                           	101,656,732
Against								                       	  8,389,370
Abstain (includes broker non-votes)				 10,503,192



Proxy Voting Results (Continued)


Proposal 2I

To approve changes to restrictions regarding the underwriting of securities.



                              									# of Shares Voted
For								                           	104,898,611
Against									                         4,763,436
Abstain (includes broker non-votes)				 10,875,952


Proposal 2J

To approve changes to restrictions regarding control of an issuer.



                              									# of Shares Voted
For								                           	104,537,253
Against									                         4,898,985
Abstain (includes broker non-votes)				 11,113,592


Proposal 2K

To approve changes to restrictions regarding purchases of oil, gas, or mineral interests.



								                              	# of Shares Voted
For								                           	104,977,787
Against									                         5,463,772
Abstain (includes broker non-votes)				 10,096,974